Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2020

DALLAS — (BUSINESS WIRE) April 30, 2020 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter of 2020. Hilltop produced income from continuing operations to common stockholders of $46.5 million, or $0.51 per diluted share, for the first quarter of 2020, compared to $33.4 million, or $0.36 per diluted share, for the first quarter of 2019. After income from discontinued operations related to the insurance segment, income applicable to common stockholders was $49.6 million, or $0.55 per diluted share, for the first quarter of 2020, compared to $38.8 million, or $0.41 per diluted share, for the first quarter of 2019. Hilltop’s financial results from continuing operations for the first quarter of 2020 include a  significant build in the allowance for credit losses associated with the impact of economic forecast modeling implications attributable to the market disruption and economic uncertainties caused by COVID-19, while the first quarter of 2019 results included the costs associated with the significant leadership changes and other efficiency initiative-related charges which, in the aggregate, totaled $8.7 million before income taxes.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.09 per common share, payable on May 29, 2020, to all common stockholders of record as of the close of business on May 15, 2020.  Additionally,  under the stock repurchase program approved by the Hilltop Board of Directors in January 2020, Hilltop paid $15.0 million to repurchase 700,901 shares at a weighted average price of $21.32 during the first quarter of 2020.  These shares were returned to the pool of authorized but unissued shares of common stock.

In light of the uncertain outlook for 2020 due to the COVID-19 pandemic, and Hilltop’s commitment to maintain strong capital and liquidity to meet the needs of its customers and communities during this exceptional period of economic uncertainty, Hilltop’s Board of Directors has suspended its stock repurchase program.  Hilltop’s Board of Directors has the ability to reinstate the share repurchase program at its discretion as circumstances warrant.

The COVID-19 pandemic has negatively impacted financial markets and overall economic conditions, and is expected to continue to have implications on our business and operations. The extent of the impact of COVID-19 on our operational and financial performance for the remainder of 2020 is dependent on certain developments, including, among others, the broader adverse implications of COVID-19 on our customers and clients, potential further disruption and deterioration in the financial services industry, including the mortgage servicing and commercial paper markets, and additional, or extended, federal, state and local government orders and regulations that might be imposed in response to the pandemic, all of which are uncertain.

Jeremy Ford, President and CEO of Hilltop, said, “In this unprecedented time, I am most proud of our teammates across our franchise as they have shown compassion, focus and certainly resilience during very stressful and challenging circumstances. We are focused first and foremost on the safety and well-being of our team and our clients. While most of our associates continue to work remotely, they remain committed to serving our clients. The mortgage origination team locked over $3.7 billion in new mortgages during March, a record month for our company, while our bank team will have processed and funded over 3,100 PPP loans during the month of April. Further, in our securities business we experienced near record ticket volumes in February and March as clients worked to reposition their portfolios given the volatility created from COVID-19. National Lloyds produced very strong underwriting results, with first quarter underwriting income up approximately 60% relative to the first quarter last year. Additionally, the sale of National Lloyds to Align Financial continues to progress, and we believe that it remains on track for a second quarter 2020 closing.

Hilltop generated $100 million of pre-provision net revenue, or PPNR, from continuing operations for the quarter,  demonstrating the strength of our business model in a very challenging environment. The mortgage origination business generated $40 million of pre-tax income for the quarter, as mortgage origination volumes surged and market rates declined. In the securities business, we successfully traded through periods of significant market volatility and illiquidity to produce $18 million of pre-tax income in the quarter, which highlights our strong risk management and our enhanced focus on hedging and inventory management. During the quarter, PlainsCapital Bank generated $46 million of PPNR which was largely offset by the impact of higher provision expense resulting both from credit migrations and the current economic outlook reflecting the impact of COVID-19.”

First Quarter 2020 Highlights for Hilltop:

•	In January 2020, Hilltop adopted the current expected credit loss (CECL) model which, among other things:
o	Increased credit reserves by $17.3 million, with net reduction to retained earnings by $5.7 million when adopted on January 1, 2020; and
o	Reflects expected credit losses over the expected life of the assessed portfolios and takes into account forecasts of expected future macroeconomic conditions.
•	The provision for credit losses was $34.5 million during the first quarter of 2020, compared to $6.9 million in the fourth quarter of 2019;
o

This significant increase in the provision for credit losses during the first quarter 2020 was primarily associated with the increase in the expected lifetime credit losses under CECL on both individually and collectively evaluated loans within the portfolio attributable to the market disruption and related economic uncertainties caused by COVID-19.

•

Hilltop’s consolidated annualized return on average assets and return on average equity for the first quarter of 2020 were 1.47% and 9.38%, respectively, compared to 1.21% and 8.04%, respectively, for the first quarter of 2019;

•	Hilltop’s book value per common share increased to $23.71 at March 31, 2020, compared to $23.20 at December 31, 2019;
•	Hilltop’s total assets were $15.7 billion at March 31, 2020, compared to $15.2 billion at December 31, 2019;
o	Included $249.8 million at March 31, 2020 and $248.4 million at December 31, 2019 of assets classified as held for sale associated with the insurance segment.
•	Loans[1], net of allowance for credit losses, remained stable at $6.7 billion compared to December 31, 2019;
•	Non-performing loans were $87.4 million, or 0.89% of total loans at March 31, 2020, compared to $36.1 million, or 0.38% of total loans, at December 31, 2019;
•	Loans held for sale increased by 15.5% from December 31, 2019 to $2.4 billion at March 31, 2020;
•	Total deposits were $9.9 billion at March 31, 2020, compared to $9.0 billion at December 31, 2019;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 13.03% and a Common Equity Tier 1 Capital Ratio of 15.96% at March 31, 2020;
o

Ratios reflect Hilltop’s decision to elect the transition option as recently issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.

•	Hilltop’s consolidated net interest margin[3] increased to 3.41% for the first quarter of 2020, compared to 3.30% in the fourth quarter of 2019;
•	For the first quarter of 2020, noninterest income from continuing operations was $271.7 million, compared to $216.0 million in the first quarter of 2019, a 25.8% increase;
•	For the first quarter of 2020, noninterest expense from continuing operations was $281.9 million, compared to $278.7 million in the first quarter of 2019, a 1.1% increase; and
•	Hilltop’s effective tax rate from continuing operations was 23.1% during the first quarter of 2020, compared to 22.8% during the same period in 2019.

Discontinued Operations

In January 2020, Hilltop announced the pending sale of its insurance segment, National Lloyds Corporation, for a cash purchase price of $150.0 million, subject to post closing adjustment. The transaction is subject to customary closing conditions, including required regulatory approvals, and is expected to close during the second quarter of 2020. Insurance segment results have been presented as discontinued operations and its assets and liabilities have been classified as held for sale for all periods presented. Income from discontinued operations, net of income taxes, was $3.2 million, or $0.04 per diluted share, for the first quarter of 2020, compared to $5.4 million, or $0.05 per diluted share, for the first quarter of 2019.

Note: “Consolidated” refers to our consolidated financial position and consolidated results of operations, including discontinued operations and assets and liabilities classified as held for sale.

1  “Loans” reflect loans held for investment excluding broker-dealer loans, net of allowance for credit losses, of $505.9 million and $576.5 million at March 31, 2020 and December 31, 2019, respectively.

2  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2020	2019	2019	2019	2019
Cash and due from banks	$524,370	$433,626	$281,445	$303,424	$273,589
Federal funds sold	401	394	423	521	438
Assets segregated for regulatory purposes	178,805	157,436	83,878	151,271	156,851
Securities purchased under agreements to resell	23,356	59,031	49,998	50,660	65,205
Securities:
Trading, at fair value	393,581	689,576	707,268	601,524	703,295
Available for sale, at fair value, net	972,318	911,493	915,334	916,519	924,699
Held to maturity, at amortized cost, net	355,110	386,326	371,361	365,905	369,865
Equity, at fair value	107	166	164	150	158
	1,721,116	1,987,561	1,994,127	1,884,098	1,998,017
Loans held for sale	2,433,407	2,106,361	1,984,231	1,609,477	1,059,280
Loans held for investment, net of unearned income	7,345,250	7,381,400	7,321,208	7,202,604	7,011,679
Allowance for credit losses	(106,739)	(61,136)	(55,604)	(55,177)	(58,809)
Loans held for investment, net	7,238,511	7,320,264	7,265,604	7,147,427	6,952,870

Broker-dealer and clearing organization receivables	1,838,789	1,780,280	1,731,979	1,707,249	1,651,199
Premises and equipment, net	215,261	210,375	203,601	198,266	199,066
Operating lease right-of-use assets	113,395	114,320	119,035	120,965	105,877
Other assets	876,615	460,258	578,422	547,768	540,353
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	25,019	26,666	28,432	30,308	32,271
Assets held for sale	249,758	248,429	248,407	246,989	246,907
Total assets	$15,706,250	$15,172,448	$14,837,029	$14,265,870	$13,549,370

Deposits:
Noninterest-bearing	$2,865,192	$2,769,556	$2,732,325	$2,598,253	$2,490,144
Interest-bearing	7,082,297	6,262,658	5,998,547	5,864,826	5,807,975
Total deposits	9,947,489	9,032,214	8,730,872	8,463,079	8,298,119
Broker-dealer and clearing organization payables	1,259,181	1,605,518	1,546,163	1,531,891	1,490,227
Short-term borrowings	1,329,948	1,424,010	1,502,755	1,338,893	914,525
Securities sold, not yet purchased, at fair value	22,768	43,817	59,249	45,447	69,354
Notes payable	244,042	256,269	217,841	204,423	197,872
Operating lease liabilities	124,123	125,619	128,295	129,858	115,508
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	408,224	348,519	355,629	284,136	236,551
Liabilities held for sale	139,730	140,674	145,786	149,326	145,071
Total liabilities	13,542,517	13,043,652	12,753,602	12,214,065	11,534,239

Common stock	901	906	906	928	938
Additional paid-in capital	1,437,301	1,445,233	1,441,604	1,473,599	1,491,585
Accumulated other comprehensive income (loss)	20,939	11,419	12,305	7,862	(1,062)
Retained earnings	676,946	644,860	602,835	544,275	499,452
Deferred compensation employee stock trust, net	774	776	789	788	827
Employee stock trust	(150)	(155)	(170)	(171)	(213)
Total Hilltop stockholders' equity	2,136,711	2,103,039	2,058,269	2,027,281	1,991,527
Noncontrolling interests	27,022	25,757	25,158	24,524	23,604
Total stockholders' equity	2,163,733	2,128,796	2,083,427	2,051,805	2,015,131
Total liabilities & stockholders' equity	$15,706,250	$15,172,448	$14,837,029	$14,265,870	$13,549,370

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2020	2019	2019	2019	2019
Interest income:
Loans, including fees	$111,168	$115,696	$119,580	$114,325	$110,870
Securities borrowed	13,327	16,196	21,010	15,517	16,859
Securities:
Taxable	15,695	15,174	14,885	13,778	14,656
Tax-exempt	1,610	1,572	1,576	1,513	1,498
Other	3,075	3,180	3,889	3,867	5,055
Total interest income	144,875	151,818	160,940	149,000	148,938

Interest expense:
Deposits	15,124	17,480	18,887	18,036	17,106
Securities loaned	11,277	13,989	17,889	13,470	14,738
Short-term borrowings	4,744	6,244	8,166	6,897	5,471
Notes payable	2,418	2,337	2,265	2,165	2,181
Junior subordinated debentures	850	909	955	986	1,001
Other	126	99	132	162	152
Total interest expense	34,539	41,058	48,294	41,716	40,649

Net interest income	110,336	110,760	112,646	107,284	108,289
Provision for (reversal of) credit losses	34,549	6,880	47	(672)	951
Net interest income after provision for (reversal of) credit losses	75,787	103,880	112,599	107,956	107,338

Noninterest income:
Net gains from sale of loans and other mortgage production income	150,486	120,573	157,050	131,173	96,139
Mortgage loan origination fees	28,554	36,939	37,782	33,409	21,873
Securities commissions and fees	40,069	33,205	34,426	34,142	35,969
Investment and securities advisory fees and commissions	23,180	32,083	28,685	22,859	20,160
Other	29,424	40,846	48,562	55,120	41,822
Total noninterest income	271,713	263,646	306,505	276,703	215,963

Noninterest expense:
Employees' compensation and benefits	196,356	212,498	232,449	212,959	186,696
Occupancy and equipment, net	19,522	30,617	27,002	27,938	27,779
Professional services	14,798	17,211	15,472	13,773	14,109
Other	51,225	47,542	46,263	49,418	50,163
Total noninterest expense	281,901	307,868	321,186	304,088	278,747

Income from continuing operations before income taxes	65,599	59,658	97,918	80,571	44,554
Income tax expense	15,148	13,579	21,472	18,526	10,137
Income from continuing operations	50,451	46,079	76,446	62,045	34,417
Income (loss) from discontinued operations, net of income taxes	3,151	5,623	5,261	(2,254)	5,360
Net income	53,602	51,702	81,707	59,791	39,777
Less: Net income attributable to noncontrolling interest	3,966	2,426	2,289	1,980	991
Income attributable to Hilltop	$49,636	$49,276	$79,418	$57,811	$38,786

Earnings per common share:
Basic:
Earnings from continuing operations	$0.51	$0.48	$0.81	$0.64	$0.36
Earnings (losses) from discontinued operations	0.04	0.06	0.06	(0.02)	0.05
	$0.55	$0.54	$0.87	$0.62	$0.41
Diluted:
Earnings from continuing operations	$0.51	$0.48	$0.81	$0.64	$0.36
Earnings (losses) from discontinued operations	0.04	0.06	0.05	(0.02)	0.05
	$0.55	$0.54	$0.86	$0.62	$0.41

Cash dividends declared per common share	$0.09	$0.08	$0.08	$0.08	$0.08

Weighted average shares outstanding:
Basic	90,509	90,606	91,745	93,399	93,669
Diluted	90,550	90,711	91,824	93,418	93,669

	Three Months Ended March 31, 2020
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$93,923	$13,173	$368	$—	$(1,656)	$4,528	$110,336
Provision for credit losses	34,275	274	—	—	—	—	34,549
Noninterest income	8,771	86,209	178,968	—	2,309	(4,544)	271,713
Noninterest expense	56,967	80,939	139,552	—	4,853	(410)	281,901
Income (loss) before taxes from continuing operations	11,452	18,169	39,784	—	(4,200)	394	65,599
Income before taxes from discontinued operations	—	—	—	4,014	—	—	4,014
	$11,452	$18,169	$39,784	$4,014	$(4,200)	$394	$69,613

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2020	2019	2019	2019	2019

Hilltop Consolidated (1):
Return on average stockholders' equity	9.38%	9.43%	15.55%	11.63%	8.04%
Return on average assets	1.47%	1.40%	2.26%	1.74%	1.21%
Net interest margin (2)	3.41%	3.30%	3.45%	3.49%	3.69%
Net interest margin (taxable equivalent) (3):
As reported	3.42%	3.31%	3.46%	3.49%	3.70%
Impact of purchase accounting	22 bps	19 bps	26 bps	23 bps	32 bps
Book value per common share ($)	23.71	23.20	22.71	21.85	21.23
Shares outstanding, end of period (000's)	90,108	90,641	90,629	92,775	93,821
Dividend payout ratio (4)	16.41%	14.71%	9.24%	12.92%	19.32%

Banking Segment:
Net interest margin (2)	3.81%	3.77%	3.97%	4.06%	4.24%
Net interest margin (taxable equivalent) (3):
As reported	3.82%	3.78%	3.98%	4.06%	4.25%
Impact of purchase accounting	30 bps	25 bps	35 bps	31 bps	44 bps
Accretion of discount on loans ($000's)	6,639	5,698	7,868	6,444	8,735
Net charge-offs (recoveries) ($000's)	1,508	1,348	(380)	2,960	1,628
Return on average assets	0.33%	1.17%	1.51%	1.43%	1.34%
Fee income ratio	8.5%	10.8%	8.3%	10.3%	10.3%
Efficiency ratio	55.5%	54.9%	50.5%	55.9%	58.8%
Employees' compensation and benefits ($000's)	32,347	31,455	31,309	33,050	32,171

Broker-Dealer Segment:
Net revenue ($000's) (5)	99,382	113,128	121,466	116,969	104,157
Employees' compensation and benefits ($000's)	56,550	64,301	69,954	70,333	63,075
Variable compensation expense ($000's)	32,024	39,505	44,921	44,833	34,581
Compensation as a % of net revenue	56.9%	56.8%	57.6%	60.1%	60.6%
Pre-tax margin (6)	18.3%	21.4%	22.2%	18.9%	15.8%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,341,847	2,958,176	3,380,812	3,329,024	2,050,760
Refinancings	1,280,741	1,442,329	1,390,989	631,065	396,282
Total mortgage loan originations - volume	3,622,588	4,400,505	4,771,801	3,960,089	2,447,042
Mortgage loan sales - volume ($000's)	3,486,249	4,226,425	4,316,118	3,338,070	2,711,114
Net gains from mortgage loan sales (basis points):
As reported	325	304	335	333	330
Impact of sales to banking segment	(13)	(8)	(1)	0	0
Mortgage servicing rights asset ($000's) (7)	30,298	55,504	51,297	53,695	62,049
Employees' compensation and benefits ($000's)	100,328	109,753	123,890	106,449	79,043
Variable compensation expense ($000's)	58,280	67,224	81,287	65,516	38,929

Insurance Segment:
Loss and LAE ratio	39.7%	43.6%	44.9%	74.6%	45.0%
Expense ratio	38.0%	40.5%	38.3%	38.4%	41.5%
Combined ratio	77.7%	84.1%	83.2%	113.0%	86.5%
Employees' compensation and benefits ($000's)	2,777	2,929	2,748	2,784	3,202

(1)	Ratios and financial data presented on a consolidated basis and includes discontinued operations and those assets and liabilities classified as held for sale.
(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets.  Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented.  The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.3 million, $0.1 million, $0.1 million, $0.2 million, and $0.2 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.1 million, $0.1 million, $0.2 million, and $0.2 million, respectively, for the periods presented.

(4)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(5)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(6)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2020	2019	2019	2019	2019
Tier 1 capital (to average assets):
PlainsCapital	12.06%	11.61%	11.79%	12.53%	12.61%
Hilltop	13.03%	12.71%	12.67%	13.00%	13.22%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.33%	13.45%	13.25%	13.84%	13.89%
Hilltop	15.96%	16.70%	16.15%	16.32%	16.75%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.33%	13.45%	13.25%	13.84%	13.89%
Hilltop	16.38%	17.13%	16.58%	16.77%	17.22%
Total capital (to risk-weighted assets):
PlainsCapital	14.26%	14.13%	13.87%	14.48%	14.60%
Hilltop	17.00%	17.55%	16.95%	17.14%	17.64%

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets Portfolio Data	2020	2019	2019	2019	2019
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate	23,352	7,308	8,727	5,276	5,332
Commercial and industrial	47,121	15,262	13,313	14,152	13,350
Construction and land development	1,402	1,316	1,358	1,413	1,473
1-4 family residential	15,237	12,204	12,103	11,136	10,662
Consumer	310	26	30	34	38
Broker-dealer	—	—	—	—	—
	87,422	36,116	35,531	32,011	30,855

Non-performing loans as a % of total loans	0.89%	0.38%	0.38%	0.36%	0.38%

Other real estate owned ($000's)	15,429	18,202	18,738	20,753	23,066

Other repossessed assets ($000's)	315	—	—	—	30

Non-performing assets ($000's)	103,166	54,318	54,269	52,764	53,951

Non-performing assets as a % of total assets	0.66%	0.36%	0.37%	0.37%	0.40%

Loans past due 90 days or more and still accruing ($000's)	101,300	102,707	81,678	77,425	77,045

Troubled debt restructurings included in accruing loans held for investment ($000's)	2,286	2,173	2,222	2,256	1,313

	Three Months Ended March 31,
	2020			2019
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,619,644	$15,631	3.86%	$1,015,010	$12,487	4.92%
Loans held for investment, gross (2)	7,262,282	95,537	5.23%	6,843,343	98,383	5.76%
Investment securities - taxable	1,798,897	16,606	3.69%	1,792,501	15,584	3.48%
Investment securities - non-taxable (3)	208,863	1,902	3.64%	221,602	1,658	2.99%
Federal funds sold and securities purchased under agreements to resell	60,943	134	0.89%	66,346	388	2.37%
Interest-bearing deposits in other financial institutions	461,775	1,512	1.32%	505,582	3,151	2.53%
Securities borrowed	1,568,737	13,327	3.36%	1,446,412	16,859	4.66%
Other	78,595	1,512	7.72%	61,263	1,671	11.01%
Interest-earning assets, gross (3)	13,059,736	146,161	4.45%	11,952,059	150,181	5.03%
Allowance for credit losses	(74,430)			(59,549)
Interest-earning assets, net	12,985,306			11,892,510
Noninterest-earning assets	1,633,387			1,419,075
Total assets	$14,618,693			$13,311,585

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$6,264,827	$15,124	0.97%	$5,825,886	$17,106	1.19%
Securities loaned	1,474,988	11,277	3.07%	1,295,002	14,738	4.62%
Notes payable and other borrowings	1,368,038	8,544	2.50%	1,065,432	9,265	3.51%
Total interest-bearing liabilities	9,107,853	34,945	1.54%	8,186,320	41,109	2.03%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,730,975			2,520,057
Other liabilities	633,722			623,710
Total liabilities	12,472,550			11,330,087
Stockholders’ equity	2,121,877			1,958,531
Noncontrolling interest	24,266			22,967
Total liabilities and stockholders' equity	$14,618,693			$13,311,585

Net interest income (3)		$111,216			$109,072
Net interest spread (3)			2.91%			3.00%
Net interest margin (3)			3.42%			3.70%

(1)	Information presented on a consolidated basis and includes discontinued operations and those assets and liabilities classified as held for sale.
(2)	Average balance includes non-accrual loans.
(3)

Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.3 million and $0.2 million for the three months ended March 31, 2020 and 2019, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  May 1, 2020. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review first quarter 2020 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At March 31, 2020,  Hilltop employed approximately 4,850 people and operated approximately 420 locations in 48 states. Hilltop Holdings’  common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view,”  “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i)  changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (ii) the COVID-19 pandemic and the response of governmental authorities to the pandemic, which have caused and are causing significant harm to the global economy and our business; (iii) the credit risks of lending activities, including our ability to estimate loan losses and increases to the allowance for credit losses as a result of the implementation of CECL, as well as the effects of, and trends in, loan delinquencies and write-offs; (iv) changes in the interest rate environment; (v) the failure of the National Lloyds Corporation sale transaction to close on the expected timeline or at all; (vi) risks associated with concentration in real estate related loans; and (v) severe catastrophic events in Texas and other areas of the southern United States. For further discussion of such  factors,  see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.